Exhibit 3.2(ii)

AMENDED AND RESTATED BY-LAWS

B.A.T CAPITAL CORPORATION.

(adopted July 27, 2007)

ARTICLE I

Offices

1.1 Registered Office. The registered office shall be established and maintained at the office of Corporation Service Company, in the City of Wilmington, County of New Castle, in the State of Delaware, and said company shall be the registered agent of the Corporation in charge thereof.

1.2 Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

Meeting of Stockholders

2.1 Annual Meetings. Annual meetings of stockholders for the election of directors and for such other proper business as shall come before the meeting, shall be held the third Thursday in May of each year at 10:00 o’clock a.m., or at such time and the date as determined by the Board of Directors by resolution, and at such place, either within or without the State of Delaware, as determined by the Board of Directors by resolution, and as set forth in the notice of the meeting.

If the date of the annual meeting falls upon a legal holiday, the meeting shall be held on the following Monday. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other proper business as shall come before the meeting.

2.2 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the President, or the Secretary, or by resolution of the Board of Directors or of the Executive Committee, and shall be called upon requisition therefor delivered to the President, or the Secretary, signed by the holders of one-fourth (1/4) in number of the issued and outstanding shares of stock entitled to vote thereat.

Special meetings may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

2.3 Notice of Meetings. Written notice, stating the place, date and time of the meeting, and in the case of a special meeting, the purpose thereof, shall be given to each stockholder entitled to vote thereat as his address as it appears on the records of the Corporation, not less than ten (10) not more than sixty (60) days before the date of the meeting. No business other than that stated in the notice shall be transacted at any special meeting without the unanimous consent of all the stockholders entitled to vote thereat.

2.4 Quorum. Except as otherwise required by law, or by these By-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjoin the meeting from time to time, without notice other than announcement at the meeting, until holders of the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which holders of the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date shall have been set as provided for in Section 5.2 hereof.

2.5 Voting. Each stockholder entitled to vote in accordance with the provisions of these By-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from this date unless such proxy provides for a longer period. All elections for directors shall be by ballot and shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the laws of the State of Delaware.

2.6 Action Without Meeting. When the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the laws of the State of Delaware, or of these By-laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meetings were held, shall consent in writing to such corporate action being taken.

ARTICLE III

Directors

3.1 Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by these By-laws, conferred upon or reserved to the stockholders.

3.2 Number and Term. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. The number of directors, which shall be not less than two (2) nor more than ten (10), shall be determined at the annual election of directors by the stockholders entitled to vote or, in the intervals between annual elections, by vote of a majority of the directors then in office. Directors need not be stockholders.

3.3 Increase of Number. The number of directors may be increased by the affirmative vote of a majority of the directors, at any annual, regular or special meeting thereof, or, by the affirmative vote of holders of a majority of the stock entitled to vote, at any special meeting of stockholders called for that purpose or at any annual meeting, and by like vote of the directors or the stockholders the additional directors may be chosen at such directors’ or stockholders’ meeting, to hold office until the next annual election and until their successors are elected and qualify.

3.4 Removal. Any director or directors may be removed either with or without cause at any time by the affirmative vote of holders of a majority of the stock entitled to vote, at a special meeting of the stockholders called for that purpose, or by the affirmative vote of a majority of the directors at any annual, regular or special meeting thereof, and the vacancies, thus created may be filled, by like vote of the stockholders, at the meeting held for the purpose of removal, or by like vote of the directors at any annual, regular or special meeting thereof.

3.5 Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

3.6 Vacancies. If the office of any director becomes vacant, the remaining directors in the office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

3.7 Quorum. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

3.8 Meetings. An annual meeting of the Board of Directors for the election of officers, and if, provided for, of the Executive Committee, shall be held without notice immediately following the annual meeting of the stockholders.

Special meetings of the Board of Directors may be called by the President, or the Secretary, or by a majority of the directors then serving, on prior notice to each director and shall be held at such place or places as shall be stated in the notice of the meeting.

3.9 Action without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or of such committee.

3.10 (a) Executive Committee. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one (1) or more directors of the Corporation to constitute an Executive Committee to serve at the pleasure of the Board. During the interval between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board in the management and conduct of the business and affairs of the Corporation conferred by these By-laws or otherwise, except as limited from time to time by resolution of the Board itself or by law.

A majority of the committee members shall constitute a quorum. Vacancies in the Executive Committee shall be filled by the Board; but during the temporary absence of a member of the Executive Committee, the remaining members may appoint a member of the Board to act in his place.

3.10 (b) Other Board Committees. The Board of Directors may by resolution or resolutions passed by a majority of the whole Board, designate one or more committees in addition to the Executive Committee, each such committee to consist of one (1) or more of the directors of the Corporation. Any such committee or committees shall have such duties and may exercise such powers as may lawfully be delegated to it or to them by resolution of the Board. Vacancies in such committees shall be filled by the Board. A majority of any committee shall constitute a quorum.

3.10 (c) Committee Procedures. Any committee established by the Board under Sections 3.10(a) or 3.10(b) of this ARTICLE III may adopt whatever rules and procedures it deems advisable save as the Board may by resolution fix such rules and procedures. Any such committee shall keep a record of all its proceedings and report the same to the Board. The Secretary of the Corporation or his designate shall serve as Secretary to any such committee at its request.

3.11 Compensation. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may, by resolution of the Board, be paid a fixed sum for attendance at each meeting of the Board or a stated salary for serving as a director. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

ARTICLE IV

Officers

4.1 Officers. The officers of the Corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors at any time and from time to time may elect one or more Vice Presidents, and one or more Assistant Secretaries, and Assistant Treasurers, and such other officers as may be prescribed from time to time by the Board of Directors; Said officers shall have such authority, perform such duties and serve for such period of time as may be prescribed in these bylaws or from time to time by the Board of Directors. None of the officers of the Corporation need be directors. More than two offices may be held by the same person.

4.2 President. The President shall be the chief executive officer of the Corporation and shall exercise general supervision and control over all of the businesses and other affairs of the Corporation. He shall preside at all meetings of the stockholders and of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

4.3 Vice President. Each Vice President, if such office is created and filled, or, if there be more than one, the Vice Presidents, in order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or inability to act of the President, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties as may be prescribed in these By-laws and as the Board of Directors or the President may from time to time prescribe.

4.4 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse and take proper vouchers for such disbursement of the funds of the Corporation as may be ordered by the Board of Directors, the President or, in the absence or inability to act of all of the foregoing, the chief operating officer. He shall render to the President, the chief operating officer or the Board of Directors at any regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

4.5 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President or the chief operating officer, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-laws. The Secretary shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, the President or the chief operating officer. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the President or the chief operating officer, and attest the same.

4.6 Other Officers and Agents. The Board of Directors may elect such other officers, including functional officers, and agents, as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

ARTICLE V

Miscellaneous

5.1 Certificates of Stock. Shares may, but need not be, represented by certificates. A certificate of stock, signed by the President or, in the absence or inability of the President by a Vice President, and by the Treasurer or any Assistant Treasurer, or by the Secretary or an Assistant Secretary, may be issued to each stockholder certifying the number of shares owned by said stockholder in the Corporation. If stock certificates are issued, they shall be in such form as shall be approved by the Board of Directors.

5.2 Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any right, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.3 Seal. the corporate seal shall be in such form and of such content as the Board of Directors shall from time to time determine. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

5.4 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

5.5 Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

5.6 Notice and Waiver of Notice. Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, or by facsimile or electronic transmission, and such notice shall be deemed to have been given on the day of such mailing or facsimile or electronic transmission, as applicable. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by the laws of the State of Delaware.

Whenever any notice whatever is required to be given under the provision of any law, or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

Amendments

These By-laws may be altered or repealed and By-laws may be made at any annual or special meeting of stockholders, by a vote of holders of a majority of the stock entitled to vote, or at any regular or special meeting of the Board of Directors by a majority of the directors present at the meeting, a quorum being present.